As filed with the Securities and Exchange Commission on July 10, 2003
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               INFONOW CORPORATION
                               -------------------
             (Exact name of registrant as specified in its charter)



                Delaware                                 04-3083360
                --------                                 ----------
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

    1875 Lawrence Street, Suite 1100                       80202
            Denver, Colorado                             (Zip Code)
            ----------------                             ----------
(Address of Principal Executive Offices)


                   INFONOW CORPORATION 1999 STOCK OPTION PLAN
                   ------------------------------------------
                            (Full title of the plan)

                                Harold R. Herbst
              Executive Vice President and Chief Financial Officer
                               InfoNow Corporation
                        1875 Lawrence Street, Suite 1100
                             Denver, Colorado 80202
                                 (303) 293-0212
                                 --------------
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                              Robert S. Mintz, Esq.
                             Hogan & Hartson L.L.P.
                          One Tabor Center, Suite 1500
                             1200 Seventeenth Street
                             Denver, Colorado 80202
                                 (303) 899-7300


                                        CALCULATION OF REGISTRATION FEE

 ======================== ======================== ======================== =================== ================
  Title of each class of                                   Proposed               Proposed
        securities        Amount to be registered   maximum offering price   maximum aggregate     Amount of
     to be registered               (1)                 per share (2)          offering price   registration fee
 ------------------------ ------------------------ ------------------------ ------------------- ----------------
       Common Stock,
      par value $.001            2,500,000                  $1.245               $3,112,500         $251.81
 ------------------------ ------------------------ ------------------------ ------------------- ----------------

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock that may be issued as a result of anti-dilution provisions contained in the plan.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)
     under the Securities Act on the basis of the average of the high and low sales prices of the Registrant's common stock as quoted on the Nasdaq Stock Market on July 3, 2003.


                                EXPLANATORY NOTE

     InfoNow Corporation (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") Registration Statement Nos. 333-84277, 333-30430, 333-42078, 333-62878 and 333-89472 each on Form S-8 under the
Securities Act of 1933, as amended (the "Securities Act"), covering the registration on August 2, 1999 of 600,000 shares, on February 15, 2000 of 900,000 shares, on July 24, 2000 of 500,000 shares, on June 13, 2001 of 800,000 shares and on May 31, 2002 of 700,000 shares, respectively, of common stock authorized for issuance under the InfoNow Corporation 1999 Stock Option Plan, as then amended and in effect (the "1999 Plan").

     On February 24, 2003, the Registrant's Board of Directors approved an amendment to the 1999 Plan (as amended, the "Plan") to increase the number of shares of common stock available for issuance thereunder by 2,500,000 shares. The Registrant's stockholders approved the amendment on May 9, 2003. Accordingly, the total number of shares of common stock available for issuance under the Plan is 6,000,000. This registration statement registers the additional 2,500,000 shares of the same class of common stock authorized for issuance under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of Registrant information, the Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish the Commission or its staff with a copy or copies of any or all documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     Pursuant to General Instruction E of Form S-8, the contents of Registration Statement Nos. 333-84277, 333-30430, 333-42078, 333-62878 and 333-89472 are
incorporated herein by reference.

     Additionally, the following documents and all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all the shares of common stock offered hereby have been sold or that deregisters all such shares of common stock then remaining unsold, are hereby incorporated herein by reference to be a part of this registration statement from the date of filing of such documents:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement No. 000-19813 on Form 8-A filed under the Exchange Act on January 24, 1992.

     Item 8. Exhibits.

     Exhibit No.     Description of Exhibit
     -----------     ----------------------

        4.1*         Form of certificate representing shares of common stock.

        5 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

        23.1 Consent of Deloitte & Touche LLP, Independent Auditors, with respect to the Registrant.

        23.2 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5).

        24 Power of Attorney (included on the signature page to this registration statement).

        -------------------

        * Incorporated by reference from Registration Statement No. 033-43035 on Form S-1 filed under the Securities Act on February 14, 1992.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 10 day of July, 2003.

                                              INFONOW CORPORATION

                                              By: /s/ Harold R. Herbst
                                              ----------------------------------
                                              Harold R. Herbst
                                              Executive Vice President and Chief
                                              Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Johnson and Harold R. Herbst, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed on July 10, 2003 by the following persons in the capacities indicated:

SIGNATURE                          TITLE
---------                          -----


/s/ Michael W. Johnson             Chief Executive Officer and Chairman of the
-------------------------------    Board (Principal Executive Officer)
Michael W. Johnson


/s/ Harold R. Herbst               Executive Vice President and Chief Financial
-------------------------------    Officer (Principal Financial Officer)
Harold R. Herbst


/s/ James Medina                   Vice President, Controller and Treasurer
-------------------------------    (Principal Accounting Officer)
James Medina


/s/ Jeff Peotter                   Director
-------------------------------
Jeff Peotter


/s/ Allan R. Spires                Director
-------------------------------
Allan R. Spies


/s/ Duane Wentworth                Director
-------------------------------
Duane Wentworth

                                  EXHIBIT INDEX

Exhibit No.                      Description of Exhibit
-----------                      ----------------------

4.1*           Form of certificate representing shares of common stock.

5 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

23.1 Consent of Deloitte & Touche LLP, Independent Auditors, with respect to the Registrant.

23.2 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5).

24 Power of Attorney (included on the signature page to this registration statement).

-------------------

* Incorporated by reference from Registration Statement No. 033-43035 on Form S-1 filed under the Securities Act on February 14, 1992.